UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TechTarget, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TECHTARGET, INC. 275 GROVE STREET NEWTON, MA 02466

April 20, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of TechTarget, Inc. (the “Annual Meeting”), which will be held at 2:00 p.m., Eastern Time, on Tuesday, June 7, 2022, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. While we intend to hold our Annual Meeting at our corporate headquarters, in the event that it is not possible or advisable due to restrictions related to COVID-19, we will conduct our Annual Meeting solely online and make an announcement via press release (which we will also file with the U.S. Securities and Exchange Commission (“SEC”)) to that effect as promptly as practicable. Please monitor our website at www.techtarget.com for updated information. If you are planning to attend our Annual Meeting at our corporate headquarters, please check our website at least ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to our Annual Meeting.

As in prior years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice contains instructions on how to access both documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope that you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued confidence, support, trust and ongoing interest in TechTarget, Inc.

Sincerely,

GREG STRAKOSCH Executive Chairman	MICHAEL COTOIA Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2022

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the “Company”), to be held at 2:00 p.m., Eastern Time, on Tuesday, June 7, 2022 (the “Annual Meeting”), at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Stockholders will be asked to consider and act upon the following at the Annual Meeting:

(1)
To elect two Class III Directors named in this Proxy Statement, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier death, disability, resignation or removal;

(2)
To ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

(3)
To approve the Company's 2022 Employee Stock Purchase Plan; and

(4)
To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company’s common stock at the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about April 22, 2022, and provide access to our proxy materials over the Internet, beginning on April 22, 2022, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders, and persons holding proxies from stockholders, may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to attend the Annual Meeting in person. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 20, 2022

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company,” “TechTarget,” “we,” or “us”) of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 2:00 p.m., Eastern Time, on Tuesday, June 7, 2022, at our headquarters located at 275 Grove Street, Newton, Massachusetts 02466 or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 18, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 29,751,855 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company’s headquarters are available at: www.techtarget.com/contact-us/.

While we intend to hold our Annual Meeting at our corporate headquarters, in the event that it is not possible or advisable due to restrictions related to COVID-19, we will conduct our Annual Meeting solely online and make an announcement via press release (which we will also file with the U.S. Securities and Exchange Commission (“SEC”)) to that effect as promptly as practicable. Please monitor our website at www.techtarget.com for updated information. If you are planning to attend our Annual Meeting at our corporate headquarters, please check the website at least ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to our Annual Meeting, whether or not you plan to attend the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of each of the Class III Directors (Proposal No. 1), (ii) FOR the ratification of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2); (iii) FOR the approval of our 2022 Employee Stock Purchase Plan (Proposal No. 3), and (iv) in the discretion of the person or persons named in the Company’s form of proxy, on any other proposals that may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by delivering written notice addressed to our Corporate Secretary (provided we received your written notice before the Annual Meeting date), by submitting a duly executed proxy bearing a later date (provided we receive the later proxy card before the Annual Meeting date), by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time, on June 7, 2022, or by attending and voting at the Annual Meeting. The mere attendance at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2022:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2021 (the “Form 10-K”), as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, Telephone: (617) 431-9200. This Proxy Statement and the Form 10-K are also available through the Investor Relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K will be available for viewing, printing, and downloading on or about April 22, 2022 at www.edocumentview.com/TTGT.

TechTarget, Inc. | Proxy Statement for 2022 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.
What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 18, 2022, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend and vote at the Annual Meeting, please mark the box on the voting instruction card received from your broker, bank, trust, or other nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.
How may I vote my shares?

You may vote your shares by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials (“Notice”), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1, Proposal No. 2, and Proposal No. 3. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

4.
How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing and delivering a later-dated proxy card before the Annual Meeting date, by voting again over the telephone or on the Internet prior to 1:00 a.m., Eastern Time, on June 7, 2022, by attending the Annual

TechTarget, Inc. | Proxy Statement for 2022 Annual Meeting of Stockholders	2

Meeting and voting, or by giving written notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.
What is the quorum required for the Annual Meeting?

Holders of record of our common stock on April 18, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 29,751,855 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted as present to determine whether a quorum has been established.

6.
How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of each Director, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.
What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may, under limited circumstances, vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers’ unvoted shares on “routine” matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. However, your brokerage firm cannot vote your shares on any matter that is not considered routine. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. Only Proposal No. 2 (ratifying the appointment of our independent public registered accounting firm) is considered a routine matter. The other proposals are not considered routine matters and, without your instruction, your broker, trust, bank, or other nominee cannot vote your shares on those proposals.

8.
What vote is required to approve the election of Directors (Proposal No. 1)?

With respect to the election of Directors (Proposal No. 1), our Amended and Restated By-laws and Corporate Governance Guidelines state that to be elected in an uncontested election where a quorum is present, a Director Nominee shall be elected if the number of votes cast “for” such Director’s election exceeds the number of votes cast “against” that Director’s election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election for directors. If the votes cast “against” a nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board. However, under Delaware law, if a nominee that is an incumbent Director is not reelected to the Board, that incumbent Director will “hold over” in office as a Director until he or she is removed or until his or her successor is elected. Under our Corporate Governance Guidelines, in an uncontested election of Directors, each incumbent Director nominee must deliver to the Board a resignation that will become effective if such nominee does not receive the required vote and the Board determines to accept such resignation. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates the resignation and makes a recommendation to the Board on the action to be taken. With respect to Proposal No. 1, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each nominee. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote your shares with respect to this proposal. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

9.
What vote is required to ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2)?

The appointment of Stowe & Degon, LLC as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

TechTarget, Inc. | Proxy Statement for 2022 Annual Meeting of Stockholders	3

10.
What vote is required to approve the 2022 Employee Stock Purchase Plan (Proposal No. 3)?

We are subject to the NASDAQ Listing Rules, including Listing Rule 5635(c), which requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or when other equity compensation arrangements are made. The proposed 2022 Employee Stock Purchase Plan will be approved if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote your shares with respect to this proposal. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11.
What does it mean if I receive more than one Notice or voting instruction card?

This means that your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

12.
Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (i) as needed to permit us to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest in opposition to a Director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

13.
Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.techtarget.com or by going directly to the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov. You can also request a copy by calling us at (617) 431-9200 or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

TechTarget, Inc. | Proxy Statement for 2022 Annual Meeting of Stockholders	4

PROPOSAL NO. 1:

ELECTION OF CLASS III DIRECTORS

Our Board of Directors

Our Board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board is currently authorized to have, and we currently have, seven members. At the Annual Meeting, the Class III Directors will stand for election. None of our Directors are related to any other Director or to any of our executive officers. Information about each nominee, the Company’s Class I and II Directors, and our executive officers, including their respective ages and positions, is included below and is current as of March 31, 2022.

Information about the Nominees

Our Board has nominated Perfecto Sanchez and Greg Strakosch for election as the Class III Directors, each to serve a three-year term until the 2025 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified. Each nominee is currently serving as a Director and has indicated that they are willing and able to serve as a Director, if elected. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board.

Name	Age	Position
Perfecto Sanchez	38	Director
Greg Strakosch(1)	59	Director

(1)
Executive Chairman.

Perfecto Sanchez. Mr. Sanchez has served as a Director since January 2022. Mr. Sanchez is currently the founder and CEO of Keep The Change, a for-purpose marketing consultancy he launched in 2014. He is also the co-founder of CHPTR, Inc., a tech memorialization company and mobile-first community started in 2020 that gathers, shares, and holds memories for loved ones lost. He is currently an advisor to Build in Tulsa, a movement to build the infrastructure for Black multi-generational wealth creation, as well as an owner/adviser at Sunday Beer Co. He also served as Chief Marketing Officer for Chloe’s Soft Serve Fruit Co. from 2016 to 2018 where he helped double their distribution and brand awareness. Prior to that, from 2010 to 2015, he served in senior brand and portfolio strategy roles at The Dannon Company, Inc. (a subsidiary of Danone S.A.) and Kraft Foods, Inc. Mr. Sanchez holds a Bachelor of Math and Science from the United States Military Academy at West Point and is a decorated military veteran with two combat tours to Iraq. Mr. Sanchez brings to the Board his experience in managing complex projects and budgets, implementing portfolio, growth, and marketing strategies for global brands, as well as driving innovation and awareness through social impact initiatives.

Greg Strakosch. Mr. Strakosch has served as our Executive Chairman since May 2016. Prior thereto, he served as our Chief Executive Officer from our incorporation in September 1999 to May 2016 and as our Chairman from 2007 to May 2016. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of United Communications Group (“UCG”), a business information publisher. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems. Mr. Strakosch holds a B.A. from Boston College. As one of the Company’s two co-founders and our Executive Chairman, Mr. Strakosch is uniquely positioned to provide essential insight and guidance to the Board from an inside perspective and provide the Board with the benefit of his many years of experience and comprehensive knowledge of the information technology advertising business.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 1, the Election of Class III Directors.

Directors Continuing in Office

Class I Directors (Term Expires at the 2023 Annual Meeting of Stockholders)

Michael Cotoia. Mr. Cotoia has served as our Chief Executive Officer and a Director since May 2016. He has been employed by us since 2002, serving as our Chief Operating Officer from January 2012 to May 2016 and, prior to that, as Executive Vice President from 2010 to 2012 and in various other positions including Senior Vice President, and Vice President and Publisher from 2002 to 2010. Prior to joining TechTarget, he was Director of Sales at SANZ, a national storage integrator, and he also held positions at EMC Corporation, a provider of enterprise information storage systems, and Deloitte, a provider of audit, consulting, financial, risk management, tax, and related services. Mr. Cotoia holds a B.S. from Babson College and is a CPA. Mr. Cotoia’s history with the Company and experience in the IT advertising business provides the Board with specific knowledge of the Company’s operations and a greater understanding of the Company’s strategic opportunities.

TechTarget, Inc. | Proxy Statement for 2022 Annual Meeting of Stockholders	5

Roger M. Marino. Mr. Marino has served as a Director since 2000. He is an active private investor in numerous companies including technology start-ups. Since 2001, Mr. Marino founded and has been associated with RMM Group LLC (“RMM Group”), a film production company, and RMM-P, an investment company. He also founded EMC Corporation, a provider of enterprise information storage systems, and retired as its president in 1992. He holds a B.S. from Northeastern University and is a member (Emeritus) of Northeastern University’s Board of Trustees. Mr. Marino’s extraordinary experience as an entrepreneur who co-founded and then served in various executive positions in a market-leading technology company provides the Board with both executive and sales experience from the perspective of the market in which all of our customers operate.

Christina Van Houten. Ms. Van Houten has served as a Director since August 2019. She is currently an Advisor to the CEO of Mimecast Limited (“Mimecast”), a global provider of cloud cyber resilience solutions for corporate data and email, a role she has held since May 2021 and, prior thereto, she served as the Chief Strategy Officer of Mimecast from April 2018 to May 2021. Prior to joining Mimecast, from 2014 to 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions ("Infor"), an enterprise software company that provides comprehensive business solutions. She served as Vice President, Industry Solution and Strategy, at Infor, from 2011 to 2014. She was Vice President of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds an MBA from the Booth School of Business at the University of Chicago, and a B.A. degree from Georgetown University. Ms. Van Houten’s experience in marketing strategy and career with some of the world’s largest technology firms provides the Board with invaluable business insight and expertise in overall sales and marketing strategy.

Class II Directors (Term Expires at the 2024 Annual Meeting of Stockholders)

Robert D. Burke. Mr. Burke has served as a Director since November 2012. Mr. Burke has over 38 years of experience in the technology industry with both private and public companies. Mr. Burke is currently the President of Mercatura, Inc., a consulting company, a position he has held since 2011. Prior thereto, Mr. Burke was most recently the President and CEO of Art Technology Group, Inc. (“ATG”), a leading e-commerce software provider, from 2002 to 2011. Before ATG, Mr. Burke was CEO of Quidnunc from 2000 to 2002 and President of ePresence Solutions from 1997 to 2000. Mr. Burke started his career as an Operating Systems Specialist at Digital Equipment Corporation and held a wide variety of roles in hardware and software infrastructure, software applications, consulting, and systems integration. Mr. Burke was previously a board member for Exa Corporation, a public company that develops, sells, and supports simulation software and services for vehicle manufacturers from 2014 to 2017. Mr. Burke has a B.S. in Physics from Eastern Michigan University. The Company believes that Mr. Burke’s extensive experience as a leader of technology driven companies that are similar to the Company’s target customers brings valuable strategic and industry-specific insight to the Board and can assist the Company as it implements its sales and marketing strategies.

Bruce Levenson. Mr. Levenson has served as a Director since February 2015 and, previously, from 2007 to 2012. Mr. Levenson is the co-founder of UCG, where he has worked since 1977. He also founded Oil Price Information Service, a private company that provides wholesale/rack and retail fuel prices for the refined products, renewable fuels, and natural gas and gas liquids industries and, with other partners, acquired GasBuddy, LLC, which owns a group of websites that offer a method for users to post and view retail gas prices, in 2013. He is currently a partner at UCG and GasBuddy, LLC, where he is involved in company strategy and acquisition efforts. Mr. Levenson is a former partner of LPF Atlanta LLC, which was the former majority owner of the Atlanta Hawks National Basketball Association franchise and owns the operating rights to the Philips Arena in Atlanta, Georgia. Mr. Levenson is also a former member of the Board of Governors of the National Hockey League. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University. The Company believes that Mr. Levenson’s career of over 40 years as a principal in a highly successful specialty publisher, UCG, provides the Board with valuable management and strategic experience in a core market the Company serves.

TechTarget, Inc. | Proxy Statement for 2022 Annual Meeting of Stockholders	6

Information about Continuing Directors and Committee Membership

Name	Age	Audit	Compensation	Nominating and Corporate Governance
Robert D. Burke(1)	67	Chair	Member	—
Michael Cotoia(2)	50	—	—	—
Bruce Levenson(3)	72	Member	Member	Chair
Roger M. Marino	83	—	Chair	Member
Perfecto Sanchez(4)	38	—	—	Member
Greg Strakosch(5)	59	—	—	—
Christina Van Houten	55	Member	—	Member

(1)
Audit Committee Financial Expert.
(2)
Chief Executive Officer.
(3)
Lead Independent Director.
(4)
Mr. Sanchez was appointed to the Board of Directors on January 11, 2022.
(5)
Executive Chairman.

Board Leadership Structure

Mr. Cotoia became our Chief Executive Officer and Mr. Strakosch became our Executive Chairman in May 2016. The Board continues to believe that this leadership structure, which separates the Executive Chairman and CEO roles, remains appropriate. As Executive Chairman, Mr. Strakosch not only remains involved in long-term strategy, investor relations, and other key business areas critical to our continued growth and success, but he also continues to assist and advise Mr. Cotoia. As CEO, Mr. Cotoia is responsible for the general management and operation of the business and guiding and overseeing the Company’s senior executives. Mr. Cotoia’s in-depth knowledge of the Company’s business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company. The Board believes that the structure of a separate Executive Chairman and CEO, together with a Lead Independent Director having the duties described below, is in the best interest of the Company’s stockholders and harmonizes the various responsibilities, experiences, and independent perspectives important to furthering the Company’s strategic vision for growth, while also addressing the governance needs and oversight responsibilities of our Board. To strengthen independent oversight, the Board has adopted a number of governance practices, including (i) a clearly defined Lead Independent Director role (as detailed below) and (ii) executive sessions of the independent Directors. However, the Board recognizes that no single leadership model is right for all companies at all times and that depending on the circumstances, other leadership models, such as an independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Lead Independent Director

Bruce Levenson, an independent Director who serves as a Member of the Audit and Compensation Committees and as the Chair of the Nominating and Corporate Governance Committee, was selected by the Board again this year to serve as the Lead Independent Director. Mr. Levenson has been selected for this position each year since 2016. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with both the Executive Chairman and the CEO on Board and committee meeting agendas, acting as the principal liaison between management and the non-employee Directors, including maintaining frequent contact with both the Executive Chairman and the CEO and advising them on the efficacy of the Board meetings, and facilitating teamwork and communication between the non-employee Directors and management, as well as additional ancillary responsibilities.

Information about Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, other than Messrs. Strakosch and Cotoia, as of March 31, 2022. No executive officer is related to another executive officer or Director.

Name	Age	Principal Occupation/Position Held with the Company
Don Hawk	50	Executive Director, Product Innovation
Daniel T. Noreck	50	Chief Financial Officer and Treasurer

Don Hawk. Mr. Hawk has served as our Executive Director, Product Innovation since January 2012. Prior to that, Mr. Hawk served as our President from our incorporation in September 1999 to 2012. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Mr. Hawk holds a B.A. and an M.A. from George Washington University.

Daniel T. Noreck. Mr. Noreck has served as our Chief Financial Officer and Treasurer since December 2016. Since April 2021, he has also served as a director and chair of the audit committee of Capital Properties, Inc., a publicly traded property

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leasing company in Providence, Rhode Island. From September 2010 to December 2016, he served as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a publicly traded regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island. Prior to that, Mr. Noreck was a Senior Audit Manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, Rhode Island from July 2003 to September 2010. Mr. Noreck holds a B.S. from the University of Massachusetts, Dartmouth and is a CPA and a chartered global management accountant.

INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance section of our investor relations website located at https://investor.techtarget.com. Additionally, you may request a copy of these governance documents, without charge, by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines (“Guidelines”) to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

•
that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders. Our Board has delegated to our officers the authority and responsibility for managing the Company’s day-to-day affairs. Our Board has an oversight role and is not expected to perform or duplicate the tasks of our CEO or senior management;
•
that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;
•
that a majority of our Directors shall meet the independence standards of NASDAQ;
•
the expectations for attendance and participation at Board meetings;
•
the structure of the Board;
•
a process by which stockholders may communicate with the Board; and
•
that the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail in the Guidelines themselves and below.

Director Diversity Information

Set forth below is information concerning the gender and demographic background of each of the current Directors of the Company, as self-identified and reported by each Director. This information is being provided in accordance with the corporate governance rules of NASDAQ and each of the categories listed in the below table has the meaning as it is used in NASDAQ Rule 5605(f).

Board Diversity Matrix (As of March 31, 2022)
Total Number of Directors	7
Part I: Gender Identity	Female	Male	Non-binary	Did not disclose gender
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Majority Voting and Resignation Policy

Our Bylaws include a majority voting standard and provide that a Director nominee in an uncontested election is not elected unless the number of votes cast “for” such Director’s election exceeds the number of votes cast “against” that Director’s election (the “Required Vote”) by the shares present or represented by proxy at our Annual Meeting and entitled to vote on the election of Directors. The Bylaws retain a plurality voting standard in the event of a contested Director election. Additionally, our Guidelines provide that, as a condition to being nominated by the Board for re-election, each incumbent Director must deliver to the Board an irrevocable resignation that becomes effective if (1) such nominee does not receive the Required Vote and (2) the Board determines to accept such resignation in accordance with the Guidelines.

Pursuant to the Guidelines, if an incumbent Director does not receive the Required Vote in an uncontested election, they shall continue to serve as a Director while the Nominating and Corporate Governance Committee decides whether to recommend that the Board accept or reject such Director’s resignation. The Nominating and Corporate Governance Committee will consider a number of factors in determining its recommendation, including, as it deems appropriate, any stated reasons why stockholders voted against the Director, how the shares were voted, the Director’s qualifications and past and expected future contributions to the Company and the overall composition of the Board.

The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote for such meeting. Thereafter, the Board will promptly publicly disclose its decision regarding the resignation, including its rationale for accepting or rejecting the resignation. If the Board accepts a Director’s resignation, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to the Bylaws. If a Director’s resignation is not accepted by the Board, such Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Prohibitions on Hedging and Pledging

The Company’s Insider Trading and Public Communication Policy restricts hedging and pledging of TechTarget stock. This policy prohibits TechTarget Directors, officers, and employees from engaging in any of the following types of transactions with respect to TechTarget stock: short sales; purchases or sales of puts, calls or other derivative securities; and purchases of financial instruments or other transactions that hedge or offset any decrease in the market value of TechTarget stock (including swaps, forwards, options and futures). This policy also prohibits TechTarget Directors, officers, and employees from pledging TechTarget stock except in certain limited circumstances.

Board Determination of Independence

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors. Under applicable NASDAQ standards, a director will only qualify as an “independent director” if they can satisfy certain bright line tests set forth in such standards. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be an independent director and, in the case of each member of the audit committee, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and, in the case of each member of the compensation committee, satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Board must also determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Mr. Burke, Mr. Levenson, Mr. Marino, Mr. Sanchez, and Ms. Van Houten, is “independent” as the term is defined by NASDAQ standards and that none of these directors has a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

In the course of determining the independence of each non-employee Director, our Board, among other things, considers the annual amount of TechTarget sales to, or purchases from, any company where a non-employee director or a director’s family member serves as an executive officer. The Board considers all the relevant facts and circumstances surrounding such sales or purchases. With respect to Ms. Van Houten, the Board considered that Ms. Van Houten is an Advisor to the CEO of Mimecast. Mimecast purchases marketing services from TechTarget in the ordinary course of business, subject to our terms and conditions. Our Board has determined that Ms. Van Houten has no material direct or indirect interest in the transactions between Mimecast and TechTarget and that her relationship with Mimecast would not impede the exercise of her independent judgment.

Messrs. Strakosch and Cotoia are not deemed to be independent Directors under these rules because they are our Executive Chairman and CEO, respectively. Other than the payments by the Company reported in the “Director Compensation” section of this Proxy Statement, none of our Directors have received, or will receive, any compensation, nor have they entered into any “golden leash” arrangements in connection with their service on our Board.

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Board Meetings and Attendance

Each Director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2021, our Board held nine meetings and each Director attended at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings held by all committees on which he or she served.

Director Attendance at Annual Meeting of Stockholders

Our Guidelines provide that Directors are encouraged to attend our Annual Meeting. In 2021, four of our six directors participated in the Annual Meeting either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance section of our investor relations website located at https://investor.techtarget.com. Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under NASDAQ listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, the Board has determined that all members of the Compensation Committee meet the additional independence requirements set forth in Rule 10C-1 of the Exchange Act.

Audit Committee. Our Audit Committee is comprised of Robert D. Burke, the Chair of the Committee, Bruce Levenson, and Christina Van Houten. Mr. Burke serves as our “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee’s responsibilities, as set forth in its Charter, include:

•
appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•
assessing and evaluating the work of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
meeting independently with our independent registered public accounting firm;
•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•
coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•
reviewing our quarterly earnings releases and financial disclosures;
•
making regular reports to the Board;
•
preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•
reviewing and assessing the adequacy of the Audit Committee Charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

The Audit Committee met six times in 2021.

Compensation Committee. Our Compensation Committee is comprised of Roger M. Marino, the Chair of the Committee, Bruce Levenson, and Robert D. Burke. The Compensation Committee’s responsibilities include:

•
annually reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•
evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;
•
reviewing and approving the compensation of our other executive officers and those members of management that report directly to our CEO;
•
reviewing and discussing with management our executive compensation disclosures included in reports and registration statements filed with the SEC and producing required reports;
•
establishing and reviewing our overall management compensation philosophy and policy;
•
overseeing our compensation, welfare, benefit, pension, and other similar plans;
•
overseeing the evaluation of management;
•
developing, and reporting on, a CEO succession plan for consideration by the Board;
•
reviewing and making recommendations to the Board with respect to Director compensation, with guidance from our Nominating and Corporate Governance Committee;
•
making regular reports to our Board;
•
reviewing and assessing the adequacy of the Compensation Committee Charter;
•
preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•
evaluating its own performance and reporting the results of such evaluation to our Board.

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The Compensation Committee met four times in 2021. In accordance with its charter and subject to applicable law, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Compensation Committee has not delegated any of its authority. The processes and procedures followed by our Compensation Committee in considering and determining executive and Director compensation are described below under the headings “Executive Compensation” and “Director Compensation.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Bruce Levenson, the Chair of the Committee, Roger M. Marino, Perfecto Sanchez, and Christina G. Van Houten. The Nominating and Corporate Governance Committee’s responsibilities include:

•
developing and recommending to the Board criteria for Board and committee membership and providing guidance to the Compensation Committee regarding Director compensation;
•
identifying individuals qualified to become Board members;
•
establishing procedures for identifying and evaluating Director candidates including nominees recommended by stockholders;
•
reviewing disclosures concerning our policies and procedures for identifying and reviewing Board nominee candidates;
•
recommending to the Board the persons to be nominated for election as Directors and to each committee;
•
conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis;
•
developing and recommending to the Board a Code of Business Conduct and Ethics and Corporate Governance Guidelines;
•
overseeing the evaluation of the Board and making regular reports to the Board;
•
reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter; and
•
evaluating its own performance and reporting the results of such evaluation to the Board.

The Nominating and Corporate Governance Committee met two times in 2021. The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Director candidates are described below under the heading “Director Nomination Process.”

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board’s consideration and review. Generally, the Committee identifies candidates through the personal, business and organizational contacts of the Directors and management.

In evaluating prospective Director candidates, the Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of our Board. Certain criteria are set forth in our Guidelines and include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, and experience. The Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•
Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;
•
Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•
Directors must have the ability to exercise sound business judgment; and
•
Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. In addition to the foregoing factors, the Committee may also consider diversity in its evaluation of candidates for Board membership. The Board believes that diversity with respect to viewpoint, skills, and experience is an important factor in Board composition. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis, in connection with the composition of the Board as a whole. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for

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consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy statement for the next annual meeting assuming the nominee consents to such inclusion.

Perfecto Sanchez was appointed to the Board of Directors on January 11, 2022. Mr. Sanchez was introduced to the board and recommended as a director candidate by Ms. Van Houten. At the Annual Meeting, stockholders will be asked to consider the election of Mr. Sanchez, who is being nominated for election as a director by stockholders for the first time.

Communications with Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Executive Chairman is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our other Directors or to the individual Director so designated on a periodic basis, as he considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Executive Chairman, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Executive Chairman of the Board, or to the attention of an individual Director.

The Board’s Role in Risk Oversight

The Board is primarily responsible for oversight of the Company’s risk management. As such, it regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Additionally, the Board relies on the Audit Committee to oversee issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. Having two members of management, specifically our Executive Chairman and our CEO, serving on the Board, facilitates open communication between the Company’s management team and Directors relating to risk and helps ensure that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. The Board relies on the Compensation Committee to evaluate the Company’s compensation programs to ensure that they do not create undue risk-taking in attempting to achieve Company goals. To assist the Compensation Committee in its evaluation in 2021, management conducted a risk analysis of the structure of the Company’s compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Compensation Committee. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in the Company’s business. In order to mitigate these risks, the Company has established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes and controls.

In addition to the numerous internal controls which require multidisciplinary review, the Company’s independent registered public accounting firm also reviews the interim financial statements included in our quarterly reports on Form 10-Q and audits the Company’s annual financial statements. Management presented its analysis to the Compensation Committee in April 2022. Based on the analysis, the Committee concluded that the Company’s performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

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Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code”) that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on our website, which is located at www.techtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to any Director or executive officer from, any provision of the Code.

Corporate Social Responsibility Initiatives

We strive to attract diverse and exceptional candidates and help support their career growth once they become employees. Once hired, we ensure that employees are rewarded, recognized and engaged based on their contributions. We also emphasize internal mobility opportunities for our employees in our performance evaluation and career development efforts to drive professional development. Our goal is a long-term, upward-bound career at TechTarget for every employee, which we believe will assist our retention efforts. We are also dedicated to fostering a collaborative culture among our workforce, creating an environment that is safe, respectful, fair and inclusive of everyone, and promoting diversity, equity and inclusion inside and outside of our business. We accomplish this with the strong culture that we have built over the past 20+ years and through the efforts of our active culture committees – Women in Business at TechTarget, the TechTarget Diversity & Inclusion Committee, Health & Fitness at TechTarget, and TechTarget Gives. Each committee has a distinct mission, but all look to cultivate leadership skills, develop best business practices, encourage knowledge sharing, give back to the community, and provide personal growth and development opportunities while allowing for a wide range of perspectives and experiences.

•
Women in Business at TechTarget is a diverse, results-driven and growth-focused initiative launched to recruit, retain, mentor and inspire female professional talent through the cultivation of leadership skills, development of best business practices, knowledge sharing and giving back to the community.
•
The TechTarget Diversity & Inclusion Committee is an initiative to identify and build relationships with diverse community members and minority organizations that can help drive awareness regarding employment opportunities at TechTarget and throughout the enterprise technology and digital media industry.
•
Health & Fitness at TechTarget is an energetic and motivating initiative to promote both physical and mental well-being and health. This group recognizes the advantages of an active lifestyle and intends to support that lifestyle through team leagues, fitness groups and sessions for individual development. Health & Fitness at TechTarget encourages teamwork, comradery and healthy competition, as well as personal growth and mindfulness.
•
TechTarget Gives is a diverse, dynamic and growth-focused initiative to mobilize TechTarget employees who are interested in giving back to the greater community. Through community involvement, volunteering events and company drives, TechTarget Gives aims to seek out opportunities on a state, national, and global scale. This committee helps TechTarget employees further cultivate volunteering best practices, collaboration and leadership skills, all while paying it forward.

DIRECTOR COMPENSATION

Directors who are also employees receive no compensation for their service as a Director. All non-employee Directors received the following compensation in 2021: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; (iii) a fee of $1,000 for attendance at each Committee meeting; and (iv) an annual grant of options to purchase, at the fair market value on the date of grant, 5,000 shares of our common stock, which options are exercisable on the first anniversary of the date of grant or the business day prior to the Company’s next annual meeting, if earlier. New non-employee Directors receive an initial grant of 2,500 options upon the commencement of service with the Company and must serve on the Board for at least six months to be eligible to receive the annual grant of options to purchase 5,000 shares of common stock.

Each non-employee Director also receives, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. In addition to the retainers for committee service, each committee chairperson also receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for actual out-of-pocket expenses incurred in attending any meetings. The Company's compensation policy is to pay non-employee Directors their retainers in advance in December for the next fiscal year and to pay meeting fees in arrears in August for the period from January to July and in December for the period from August to December. Non-employee Directors shall be entitled to retain their retainers if they cease to be a non-employee Director or serve on a Committee or as a Committee Chair.

In accordance with the terms of our non-employee Director compensation program described above, which is reviewed and approved annually by the Compensation Committee, Directors receive Restricted Stock Units (“RSUs”) in lieu of cash

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payments for their retainers and meeting attendance fees under our 2017 Stock Option and Incentive Plan, as amended. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant.

In the event that we add additional non-employee Directors to our Board, we may grant additional amounts of equity compensation based on the available benchmarking data for directors of comparable companies as well as other relevant factors, such as that person’s experience in our industry, unique skills and knowledge, and the extent to which we expect that person will serve on and/or chair any committees.

Fiscal 2021 Director Compensation

The following table details the compensation for 2021 of our non-employee Directors:

Name	Fees earned or paid($)	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Robert D. Burke	—	59,593	334,650	394,243
Bruce Levenson	—	59,051	334,650	393,701
Roger M. Marino	—	45,584	334,650	380,234
Christina G. Van Houten	—	47,543	334,650	382,193

(1)
The “Stock Awards” column reflects the aggregate grant date fair value of the RSUs granted to each Director during 2021, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For the assumptions used to calculate the fair value of the equity awards granted, see Note 11 to our 2021 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested restricted stock units outstanding as of December 31, 2021 for our non-employee Directors was as follows: 0 for Mr. Burke, 0 for Mr Levenson, 0 for Mr. Marino, and 5,500 for Ms. Van Houten.
(2)
The “Option Awards” column reflects the aggregate grant date fair value of the Option Awards granted to each Director during 2021, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the Option Awards granted, see Note 11 to our 2021 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested stock options outstanding as of December 31, 2021 for our non-employee Directors was as follows: 5,000 for Mr. Burke, 5,000 for Mr Levenson, 5,000 for Mr. Marino, and 5,000 for Ms. Van Houten.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation programs for our principal executive officer, our principal financial officer, and our other two executive officers for 2021 (collectively, the “named executive officers”) who were:

•
Greg Strakosch, Executive Chairman
•
Michael Cotoia, Chief Executive Officer
•
Daniel T. Noreck, Chief Financial Officer and Treasurer
•
Don Hawk, Executive Director, Product Innovation

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to attract, retain, and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long-term value for our stockholders. The Compensation Committee implements and maintains compensation plans in order to enhance the likelihood that we achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business goals, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer’s compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers’ compensation through equity-based awards.

Compensation Committee. Our current executive compensation policies and objectives were developed and implemented by our Compensation Committee which, throughout 2021, consisted of all independent Directors. The Compensation Committee reviews and approves compensation for our executive officers with input from both our Executive Chairman and CEO. Mr. Strakosch and Mr. Cotoia make recommendations to the Committee, from time to time, regarding the compensation of the Company’s executive officers based in part upon the periodic benchmarking exercise described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. Neither Mr. Strakosch nor Mr. Cotoia plays any role in determining his own salary, bonus, or equity compensation. Our Compensation Committee annually reviews our executive compensation program to assess whether the program provides

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adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers. In addition to addressing cash compensation for our executive officers, which includes base salary and annual bonus plan and targets, our Compensation Committee reviews and approves equity grants to executive officers and employees who are not executive officers.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) compensation through employee benefit plans. We view these elements of compensation as related but distinct. Although our Compensation Committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based on our view of internal fairness and consistency and other considerations we deem relevant, such as the executives’ equity ownership position. We may also, from time to time, review executive compensation levels at other companies with which we compete. For 2021, our overall mix of executive compensation continued to include a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. We set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that our executive officers will contribute to our overall business goals and success. We may also consider the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. The Compensation Committee reviews base salaries periodically, most recently in late 2021, and adjusts them from time to time as appropriate after taking into account an individual’s responsibilities, performance, skills specific to our business, industry experience, as well as the limited benchmarking referenced above and described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. For 2021, the annual base salary for all of our named executive officers remained the same as in 2020.

Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. The Compensation Committee designed our 2021 Executive Incentive Bonus Plan (the “2021 Bonus Plan”) in a manner that it believed would focus and motivate our management to achieve key company financial and strategic objectives and reward our management for achievement of these measures of operating performance. In December 2020, our Board approved the 2021 Bonus Plan performance metrics. As in prior years, the Compensation Committee concluded that “Revenue” (as defined by Generally Accepted Accounting Principles (“GAAP”)), Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”), and an operating metric based on the percentage of customer contracts with terms longer than 270 days (“Longer-Term Contract”) were the appropriate measurements of our performance with respect to the 2021 Bonus Plan. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, other (income) expense net, secondary offering costs, and other one-time charges, if any. The Compensation Committee included the Longer-Term Contract metric, coupled with the Revenue and Adjusted EBITDA metrics, because it felt this metric would continue to align our executive incentive compensation with the Company’s goal of moving towards providing our customers with purchase-intent data under Longer-Term Contracts. Payment of a bonus under the 2021 Bonus Plan was based on either the attainment of the Revenue and/or Adjusted EBITDA performance goals or attainment of the Longer-Term Contract performance goal. Payments under our bonus plan are made each year before March 15, based on the achievement of the prior year’s performance goals measured at the end of each fiscal year.

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2021 Bonus Plan by taking into consideration the 2021 budget as well as projected revenue. The Compensation Committee determined that the financial targets should, as in past years, be based on the Company’s current year budget and also took into consideration the Company’s actual performance against its 2020 budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2021 targets against the prior year period. After the Compensation Committee established the 2021 Bonus Plan performance goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch and various factors noted above including consideration of the Company’s annual budget and the Company’s continued strategic and financial goal of transitioning from primarily quarterly marketing programs to delivering campaigns under Longer-Term Contracts. Mr. Strakosch’s target bonus amount was determined by the Compensation Committee based on the same factors noted above without input from Mr. Strakosch. The Compensation Committee approved the following target bonus amounts for Messrs. Strakosch, Cotoia, Hawk, and Noreck for 2021: $217,500, $217,500, $105,000 and $75,000, respectively. The threshold amounts varied depending on whether the Company met at least: (i) one of the Adjusted EBITDA or Revenue metrics and/or (ii) the Longer-Term Contracts metric.

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For more information on thresholds and maximums, see “2021 Plan Performance” below.

Plan Operation. In order for our executive officers to earn a bonus under the 2021 Bonus Plan, they must either: (1) have achieved the minimum threshold of 90% of the Adjusted EBITDA target (or $70.8 million) and/or Revenue target (or $202.5 million) or (ii) have achieved a minimum of a tenth of a percentage increase from the prior year's actual Longer-Term Contracts results (or 34%) towards the 2021 Longer-Term Contracts target (or 36%). The Longer-Term Contracts metric is measured against the total amount of revenue attributable to Longer-Term Contracts determined as of the end of the 2021 fiscal year. With respect to Adjusted EBITDA and Revenue, if the applicable 90% threshold was achieved, then each of our executive officers would earn 50% of their targeted bonus amount with respect to the applicable metric. Furthermore, each of our executive officers could earn an additional 5% of their target bonus amount within the Adjusted EBITDA and/or Revenue metric for each additional 1% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) was achieved. Additionally, for each tenth of a percentage increase towards the Longer-Term Contracts target, each of our executives would earn at least 5% of their targeted bonus amount with respect to that metric until 100% of the Longer-Term Contracts bonus target was achieved. Actual performance compared to the target metric was measured at the end of the fiscal year. In the event that the Adjusted EBITDA metric and/or Longer-Term Contracts metric was greater than 100% of their respective targets, each executive could earn more than his or her respective target bonus. The target bonus pool would increase by up to 30% for amounts achieved up to $3.0 million of the Adjusted EBITDA target (and by 33% for amounts in excess of $3.0 million) and prorated for each tenth of a percentage increase above the target (25% for each 1% increase achieved in excess) of the Longer-Term Contracts target. The portion of the bonus in excess of each executive’s target for both the Adjusted EBITDA and Longer-Term Contracts targets is payable in common stock of the Company. In the event that performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and less than a tenth of a percentage increase was achieved towards the Longer-Term Contracts metric, then no bonus would be earned.

2021 Plan Performance. In 2021, the Company’s Adjusted EBITDA, Revenue, and Longer-Term Contracts results measured at the end of the fiscal year, were 134.7% (or $105.913 million), 117.1% (or $263.427 million), and 35.2% respectively, which resulted in our executive officers receiving the following payouts under the 2021 Bonus Plan:

Name and Position	Threshold($)(1)	Target($)(2)	Maximum($)(3)	Actual($)(4)
Greg Strakosch, Executive Chairman	36,250	217,500	—	3,342,713
Michael Cotoia, Chief Executive Officer	36,250	217,500	—	3,342,713
Daniel T. Noreck, Chief Financial Officer	12,500	75,000	—	1,152,659
Don Hawk, Executive Director, Product Innovation	17,500	105,000	—	1,613,723

(1)
Amount payable if 90% of the Adjusted EBITDA or Revenue bonus target was achieved and less than a tenth of a percentage increase towards the Longer-Term Contracts target was achieved. Alternatively, if performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and only a tenth of a percentage increase towards the Longer-Term Contracts target was achieved, then the following threshold amounts would have been due to Messrs. Strakosch, Cotoia, Noreck, and Hawk for 2021: $3,625, $3,625, $1,250 and $1,750, respectively.
(2)
Amount payable if 100% of all three performance targets were achieved.
(3)
In the event that the Adjusted EBITDA or Longer-Term Contracts metrics were greater than 100% of the targets, then the executive could earn more than their respective target bonus, and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. The 2021 Bonus Plan did not cap such excess amounts.
(4)
In accordance with the terms of the 2021 Bonus Plan, payments were made on or before March 15, 2022.

Equity Incentive Compensation and Other Benefits

We grant RSUs to attract, motivate, and retain employees. We believe that RSUs and other equity awards are an important component of an executive’s overall compensation package, which can be effective in rewarding the long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock options and/or RSU grants under our 2007 Stock Option and Incentive Plan and our 2017 Stock Option and Incentive Plan, as amended. We believe that the vesting feature of our equity grants increases executive retention by providing an incentive to remain in our employ during the vesting period, which is typically multi-year. We typically make an initial equity award to each new executive in connection with the start of his or her employment. Other than with respect to new hire awards, we typically grant RSU awards once per year to a select group of employees, typically in July/August and/or December. All grants of equity awards are approved by the Compensation Committee either as part of the annual grant process or at other times during the year. RSUs typically vest in equal tranches once per year on the anniversary of the grant date over a three-year period. Additionally, in accordance with the terms of the applicable award agreements, the Company may defer the delivery of shares underlying an RSU award, generally until the opening of the trading window immediately following the vesting date. In determining equity awards, our Compensation Committee considers the Company’s business and financial performance, the executive’s performance and future potential, the award value relative to other executives’ awards, and the value of previous awards and amount of outstanding unvested equity awards. The Committee also considers the

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recommendations of our CEO and Executive Chairman with respect to awards to the executive officers and employees other than the CEO and Executive Chairman, and, from time to time, the external data described in the “Benchmarking of Compensation and Equity” section below.

2021 Equity Grants. In July 2021, the Compensation Committee granted Mr. Strakosch 90,000 RSUs, Mr. Cotoia 90,000 RSUs, Mr. Hawk 30,000 RSUs, and Mr. Noreck 18,000 RSUs. These grants vest with respect to one-third of the shares subject to such award per year over three years. The grants were made in recognition of their performance and contributions to the Company as well as their expected future contributions. In February 2021, in connection with performance under the 2020 Executive Incentive Bonus Plan, Mr. Strakosch received 3,378 RSUs, Mr. Cotoia received 3,378 RSUs, Mr. Hawk received 1,631 RSUs, and Mr. Noreck received 1,165 RSUs. These RSU grants were fully vested upon receipt. There were no other awards made to executive officers during 2021.

Employee Benefit Plans. Our employees, including our executive officers, are entitled to the following employee benefits: medical, dental, and vision care plans; supplemental vision care plan; flexible spending accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2021, we matched fifty cents of each dollar of compensation contributed by the participant up to a maximum of $3,000 per year. The employer contributions vest over a four-year period commencing on the employee’s hire date.

Financial Planning, Tax Preparation, and Estate Planning. The Company has made arrangements with a financial counseling firm to provide its executive officers with certain financial, estate and tax planning, and tax preparation services. If an executive officer elects to participate in this program, the Company pays the annual retainer and any fees incurred for the financial counseling firm’s services to the executive officer during the year.

Advisory Vote on Executive Compensation. At our 2020 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis a say-on-pay vote once every three years. The Compensation Committee considered this stockholder vote and determined to hold stockholder advisory votes on our executive compensation program once every three years. At the 2020 Annual Meeting of Stockholders, a majority of stockholder votes (or 89.9%) were cast to approve on an advisory basis the compensation of the named executive officers as disclosed in the 2020 Proxy Statement. The Compensation Committee noted the affirmative vote on the Company’s executive compensation program as it determined executive officer compensation for 2022.

Employment Agreements. Each of the named executive officers is party to an employment agreement with the Company which provides for certain benefits while employed at the Company, including base salary, bonus, and treatment of equity in the event of a termination of employment under certain circumstances or a change of control. The Company believes that retention of its executive officers is critical to the operation of the Company and has made the decision to provide these benefits in the employment agreements. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend for one year post-termination for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months post-termination for Mr. Hawk. The executive officers’ employment agreements are described in more detail on page 21 under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid in any one year to each of certain of the Company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law in December 2017 eliminated performance-based compensation exemption. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us. While our Compensation Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, it may authorize compensation payments that are subject to the deduction limitation when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations may sometimes be appropriate and can be a meaningful factor in determining cash and equity compensation. The Compensation Committee also believes that reviewing such external data may not always be relevant and also relies on other factors, including Company performance and the Committee’s own substantial business and industry experience, in setting executive compensation. From time to time, the Compensation Committee reviews peer company information. In 2021, the Compensation Committee updated the Company's peer group to better align with the Company's growth, revenue, and overall business. This updated peer group includes the following: Dun & Bradstreet Holdings, Inc., Gartner, Inc., HubSpot, Inc., Ziff Davis, Inc., TripAdvisor, Inc.,

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ZoomInfo Technologies, Inc., ON24, Inc., and Comscore, Inc. (we removed WebMD, QuinStreet, Leaf Group, Dice Holdings, BankRate, XO Group, and TheStreet.com). The Company's officers provided the Compensation Committee with compensation data about these peers compiled from publicly available information. With regard to our CEO and CFO, given that we believe the roles and responsibilities for these positions are generally consistent from company to company, from time to time, we review the compensation of these positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other executive officers, whose positions are more distinct and may not be as readily benchmarked by title, when we benchmark their compensation, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. The Compensation Committee took this information into consideration when evaluating compensation for our executive officers in 2021 and 2022. The Compensation Committee also considered factors that contribute to the executive’s value to the Company, such as length of service and specific skills that make an executive officer uniquely key to our success. Based on the Compensation Committee’s review of the compensation data available regarding the executives in the our peer group, the Compensation Committee determined that the (i) base salary for each executive officer for 2021 and (ii) target bonuses under the 2021 Bonus Plan for each executive officer, would remain unchanged from the base salary and target bonuses for 2020. Neither the Compensation Committee nor the Company has retained a compensation consultant. The Compensation Committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2021, 2020, and 2019 for our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Greg Strakosch	2021	600,000	9,731,413	188,500	15,000	10,534,913
Executive Chairman	2020	600,000	282,432	145,000	15,000	1,042,432
	2019	600,000	2,663,533	181,250	14,000	3,458,783
Michael Cotoia	2021	600,000	9,731,413	188,500	15,000	10,534,913
Chief Executive Officer	2020	600,000	5,725,932	145,000	15,000	6,485,932
	2019	600,000	5,682,133	181,250	14,000	6,477,383
Daniel T. Noreck	2021	225,000	2,403,099	65,000	15,000	2,708,099
Chief Financial Officer and	2020	225,000	859,480	50,000	15,000	1,149,480
Treasurer	2019	225,000	559,930	62,500	14,000	861,430
Don Hawk	2021	480,000	3,715,123	91,000	3,000	4,289,123
Executive Director, Product	2020	480,000	1,225,046	70,000	3,000	1,778,046
Innovation	2019	480,000	985,140	87,500	3,000	1,555,640

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU and common stock awards computed in accordance with ASC 718 granted to, or earned by, each named executive officer during the applicable year. See Note 11 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards. For 2021, the amount in this column for Messrs. Strakosch, Cotoia, Noreck, and Hawk reflects the aggregate grant date fair value of common stock earned under the 2021 Bonus Plan in the amount of $3,154,213, $3,154,213, $1,087,659, and $1,522,723, respectively, and the grant date fair value of RSUs awarded in July 2021 in the amount of $6,577,200, $6,577,200, $1,315,440, and $2,192,400, respectively. For 2020, the amount in this column for Messrs. Strakosch, Cotoia, Noreck, and Hawk reflects the aggregate grant date fair value of common stock earned under the 2020 Executive Incentive Bonus Plan ("2020 Bonus Plan") in the amount of $282,432, $282,432, $97,930, and $136,346, respectively, and the grant date fair value of RSUs awarded in July 2020 in the amount of $0, $5,443,500, $762,090, and $1,088,700, respectively. For 2019, the amount in this column for Messrs. Strakosch, Cotoia, Noreck, and Hawk reflects the aggregate grant date fair value of common stock earned under the 2019 Executive Incentive Bonus Plan in the amount of $651,133, $651,133, $224,530, and $314,340, respectively, and the grant date fair value of RSUs awarded in August 2019 in the amount of $2,012,400, $5,031,000, $335,400, and $670,800, respectively.
(2)
The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Executive Incentive Bonus Plans for 2021, 2020, and 2019. For more information, see “Executive Compensation – Executive Incentive Bonus Plan” above.
(3)
These amounts represent matching 401(k) contributions and costs to the Company for services incurred to provide certain financial counseling services including finances, estate and tax planning, and tax preparation services (“Financial Services”). Matching 401(k) contributions were $3,000 per executive officer in 2021. For Messrs. Strakosch, Cotoia, Noreck, and Hawk, 2021 Financial Services totaled $12,000, $12,000, $12,000, and $0 respectively.

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Grants of Plan-Based Awards For 2021

The following table sets forth grants of plan-based awards made during 2021 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Greg Strakosch	12/17/2021	36,250	217,500	—	—	—
	7/30/2021	—	—	—	90,000	6,577,200
	2/26/2021	—	—	—	3,378	282,502
Michael Cotoia	12/17/2021	36,250	217,500	—	—	—
	7/30/2021	—	—	—	90,000	6,577,200
	2/26/2021	—	—	—	3,378	282,502
Daniel T. Noreck	12/17/2021	12,500	75,000	—	—	—
	7/30/2021	—	—	—	18,000	1,315,440
	2/26/2021	—	—	—	1,165	97,429
Don Hawk	12/17/2021	17,500	105,000	—	—	—
	7/30/2021	—	—	—	30,000	2,192,400
	2/26/2021	—	—	—	1,631	136,401

(1)
Reflects full year target awards under the 2021 Bonus Plan. Under the 2021 Bonus Plan, in the event that the named executive officer satisfied the performance conditions necessary to receive an award, the named executive officer was entitled to receive a cash payment up to the target amount, which earned are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and the accompanying footnote. Amounts earned in excess of the target amount by the named executive officer, were paid as equity and are reflected in the Summary Compensation Table under “Stock Awards” column. There is no limit on the value of the award that could be earned by a named executive officer under the 2021 Bonus Plan. For more information, see “Executive Compensation – Executive Incentive Bonus Plan” above.
(2)
Represents an RSU award granted to the named executive officer in accordance with our executive compensation program.
(3)
Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 11 to our audited consolidated financial statements included in our Form 10-K. See also our discussion of stock-based compensation in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Policies and Use of Estimates-Stock-Based Compensation” included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2007 Stock Option and Incentive Plan. Our 2007 Stock Option and Incentive Plan (the “2007 Stock Plan”) was adopted by our Board upon recommendation of the Compensation Committee and approved by our stockholders in April 2007. The 2007 Stock Plan expired on May 15, 2017 and no further equity grants may be made under the 2007 Stock Plan. Any awards granted on or before such date will remain outstanding subject to their terms. Our 2007 Stock Plan was administered by our Compensation Committee, which had full authority and discretion to interpret and apply the provisions of the 2007 Stock Plan.

2017 Stock Option and Incentive Plan. On March 10, 2017, the Board adopted the 2017 Stock Option and Incentive Plan, upon recommendation by the Compensation Committee and it was approved by the Company’s stockholders and became effective on June 16, 2017. On June 8, 2021, the Company's stockholders approved an amendment to the 2017 Stock Option and Incentive Plan increasing the number shares of common stock authorized for issuance thereunder from 3,000,000 to 6,800,000. The 2017 Stock Option and Incentive Plan, as amended, (the “2017 Plan”) permits us to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, Directors, consultants, and advisors. The 2017 Plan is administered by the Compensation Committee.

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Outstanding Equity Awards at Fiscal Year End for 2021

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2021.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Greg Strakosch	8/2/2019	30,000	(2)	2,869,800
	7/30/2021	90,000	(3)	8,609,400
Michael Cotoia	8/2/2019	75,000	(4)	7,174,500
	7/31/2020	100,000	(5)	9,566,000
	7/30/2021	90,000	(6)	8,609,400
Daniel T. Noreck	8/2/2019	5,000	(7)	478,300
	7/31/2020	14,000	(8)	1,339,240
	7/30/2021	18,000	(9)	1,721,880
Don Hawk	8/2/2019	10,000	(10)	956,600
	7/31/2020	20,000	(11)	1,913,200
	7/30/2021	30,000	(12)	2,869,800

(1)
The amounts shown in this column are for RSUs. The value of the RSUs is based on $95.66, which was the closing price of the Company’s stock on December 31, 2021, the last trading day of the Company’s fiscal year.
(2)
Mr. Strakosch’s RSUs vest as follows: 30,000 on August 2, 2022.
(3)
Mr. Strakosch’s RSUs vest as follows: 30,000 on each of July 30, 2022, 2023, and 2024.
(4)
Mr. Cotoia’s RSUs vest as follows: 75,000 on August 2, 2022.
(5)
Mr. Cotoia’s RSUs vest as follows: 50,000 on each of July 31, 2022 and 2023.
(6)
Mr. Cotoia's RSUs vest as follows: 30,000 on each of July 30, 2022, 2023, and 2024.
(7)
Mr. Noreck’s RSUs vest as follows: 5,000 on August 2, 2022.
(8)
Mr. Noreck’s RSUs vest as follows: 7,000 on each of July 31, 2022 and 2023.
(9)
Mr. Noreck's RSUs vest as follows: 6,000 on each of July 30, 2022, 2023, and 2024.
(10)
Mr. Hawk’s RSUs vest as follows: 10,000 on August 2, 2022.
(11)
Mr. Hawk’s RSUs vest as follows: 10,000 on each of July 31, 2022 and 2023.
(12)
Mr. Hawk’s RSUs vest as follows: 10,000 on each of July 30, 2022, 2023, and 2024.

Option Exercises and Stock Vested for 2021

The following table sets forth the aggregate number of RSU awards that vested for our named executive officers in 2021.

	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Greg Strakosch	33,378	(2)	2,474,002
Michael Cotoia	128,378	(3)	9,415,252
Daniel T. Noreck	13,165	(4)	974,239
Don Hawk	41,631	(5)	3,051,501

(1)
Values shown represent the number of shares multiplied by the closing price of the Company’s common stock on the applicable vesting date.
(2)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 30,000 shares that vested on August 2, 2021 were deferred under the agreement and delivered on August 17, 2021 and 3,378 shares vested and were delivered pursuant to the 2020 Bonus Plan on February 26, 2021.
(3)
Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 50,000 shares that vested on July 31, 2021 were deferred under the agreement and delivered on September 1, 2021, 75,000 shares that vested on August 3, 2021 were deferred under the agreement and delivered on August 31, 2021 and 3,378 shares vested and were delivered pursuant to the 2020 Bonus Plan on February 26, 2021.
(4)
Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 7,000 shares that vested on July 31, 2021 were deferred under the agreement and delivered on August 18, 2021, 5,000 shares that vested on August 2, 2021 were deferred under the agreement and delivered on August 24, 2021, and 1,165 shares vested and were delivered pursuant to the 2020 Bonus Plan on February 26, 2021.
(5)
Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 10,000 shares that vested on July 31, 2021 were deferred under the agreement and delivered on August 25, 2021, 10,000 shares that vested on August 2, 2021 were deferred under the agreement and delivered on August 24, 2021, 20,000 shares that vested on August 3, 2021 were deferred under the agreement and delivered on August 31, 2021, and 1,631 shares vested and were delivered pursuant to the 2020 Bonus Plan on February 26, 2021.

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Nonqualified Deferred Compensation for 2021

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred in accordance with the terms of the applicable RSU award agreements during 2021. For more information, see “Executive Compensation – Executive Incentive Compensation and Other Benefits” above.

Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)
Greg Strakosch	2,191,500	116,100	2,307,600	—
Michael Cotoia	5,478,750	864,750	6,343,500	—
	3,654,000	595,000	4,249,000	—
Daniel T. Noreck	365,250	17,050	382,300	—
	511,560	15,190	526,750	—
Don Hawk	1,453,800	237,800	1,691,600	—
	730,500	34,100	764,600	—
	730,800	39,200	770,000	—

(1)
Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)
Represents appreciation in the value, if any, of the shares from date of deferral to date of delivery.
(3)
Represents fair market value of the shares on the date of delivery.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that would require us to make certain payments and/or provide certain benefits to them in the event of a termination of employment under certain circumstances or a change of control of the Company. The following sections summarize the material terms of the employment agreements and the payments that would be made to each named executive officer assuming one of the events described below occurs.

Material Terms of Executive Employment Agreements — Termination of Employment. Our employment agreements entitle each executive officer to severance benefits if the Company terminates the executive officer’s employment in the following situations: (i) without “cause”; (ii) if the executive officer terminates his employment for “good reason”; (iii) death; or (iv) disability. For purposes of the employment agreements, “cause” means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the employment agreements, “good reason” means: (I) a material reduction of the executive’s salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive’s responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the employment agreement; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the employment agreement. In the event of a termination of the executive without “cause,” by the executive officer for “good reason,” as a result of the executive’s death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, the executive would be entitled to a payment, in the case of Messrs. Strakosch and Cotoia, equal to their annual salary, and in the case of Messrs. Noreck and Hawk, equal to nine months of their annual salaries, and payment by the Company for continuation of health plan benefits for the post-employment period of the salary payments. Additionally, each executive would be entitled to a payment of a portion of his annual target bonus, pro-rated for the period of salary continuance, equal to the greater of (i) 50% of such target amount and (ii) a pro-rated amount based on the number of months that have passed in the applicable fiscal period. The executive would also be entitled to acceleration of unvested stock options and RSU grants in an amount equal to 10% for each year of service, with a minimum of 50% vesting of stock options and RSUs for those executive officers who have been employed by the Company for five years or less. In the event the executive officer ceases to be an employee of the Company in a manner that does not meet the conditions listed above, then all unvested stock options and RSU grants under the 2017 Plan will be forfeited immediately and automatically, without the payment of any consideration to the executive. In consideration of these benefits, each executive has agreed not to: (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend post termination for one year for Messrs. Strakosch, Cotoia, and Noreck, and nine months for Mr. Hawk. In the event that the executive officer is terminated for cause or terminates his or her employment other than for good reason, the executive officer would not be entitled to any of the foregoing severance benefits under his employment agreement. For example, if an executive officer resigns without good reason, they are not entitled to any additional compensation or benefits other than any accrued benefits including any earned but unpaid base salary or incentive compensation, unpaid expense reimbursements, and any vested benefits they may have under any employee benefit plan.

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Material Terms of Executive Employment Agreements — Change of Control. In the event of a Change of Control as that term is defined in our executive employment agreements, all unvested stock options, if any, under the 2007 Stock Plan (for Messrs. Strakosch, Cotoia, and Noreck) and all unvested RSU grants, will vest and become fully exercisable. In the event of a Change in Control Event as the term is defined in our 2017 Plan that does not also conform to the definition of Change of Control under our executive employment agreements, all unvested stock options and all unvested RSU grants under the 2017 Plan will vest in part so that one-half of the number of shares that would have otherwise become exercisable or vested on any date after the Change in Control Event will become exercisable or vested. In the event of a termination not for cause as a result of a change of control, in addition to the benefits mentioned above, the executive would be entitled to a prorated portion of that executive’s target annual bonus based on the date of termination.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the employment agreements described above to each named executive officer in the event there has been a termination of employment and/or Change of Control as defined under our executive employment agreements, in each case, on December 31, 2021. Because the disclosures in the table assume the occurrence of a termination and/or change of control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)(1)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Greg Strakosch
Cash Severance(2)	600,000	—	600,000
Equity Awards(3)	11,479,200	11,479,200	—
Continuation of Benefits(4)	16,114	—	16,114
Other Benefits(5)	3,342,713	—	188,500
Total Value of Benefits	15,438,027	11,479,200	804,614
Michael Cotoia
Cash Severance(2)	600,000	—	600,000
Equity Awards(3)	25,349,900	25,349,900	—
Continuation of Benefits(4)	16,114	—	16,114
Other Benefits(5)	3,342,713	—	188,500
Total Value of Benefits	29,308,727	25,349,900	804,614
Daniel T. Noreck
Cash Severance(2)	168,750	—	168,750
Equity Awards(3)	1,769,710	3,539,420	—
Continuation of Benefits(4)	12,863	—	12,863
Other Benefits(5)	1,152,659	—	65,000
Total Value of Benefits	3,103,982	3,539,420	246,613
Don Hawk
Cash Severance(2)	360,000	—	360,000
Equity Awards(3)	5,739,600	5,739,600	—
Continuation of Benefits(4)	12,863	—	12,863
Other Benefits(5)	1,613,723	—	91,000
Total Value of Benefits	7,726,186	5,739,600	463,863

(1)
A “qualifying termination” means, under the employment agreements, a termination of employment by the Company without “cause,” by the executive for “good reason,” as a result of his or her death or disability, or as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term.
(2)
In the case of both Mr. Strakosch and Mr. Cotoia, the amount is equal to their annual salary. In the case of each of Messrs. Hawk and Noreck the amount is equal to nine months of their annual salary.
(3)
Represents the number of shares of our common stock underlying RSU grants that would vest multiplied by $95.66, the closing price of the Company’s common stock on December 31, 2021, the last trading day of the Company’s fiscal year.
(4)
Represents the Company-paid premium for any health or benefit plans in which the executive participates, for the periods of salary continuance set forth in footnote 1 above.
(5)
The total bonus payments due upon a termination following a change of control were calculated based on actual, full-year performance under the 2021 Bonus Plan as reported in the Summary Compensation Table.

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Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance (“Pay Ratio Rules”), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Cotoia. For 2021, our last completed fiscal year:

•
Mr. Cotoia’s 2021 annual total compensation was $10,534,913.
•
Our Median Employee's (as defined below) annual total compensation was $76,426.
•
The ratio of Mr. Cotoia's annual total compensation to our Median Employee's annual total compensation was 137.84 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the “Total” column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies. The Pay Ratio Rules permit companies to identify the median paid employee once every three years as long as there has been no change in the company’s employee population or compensation arrangements that significantly impacts the pay ratio disclosure. In our 2020 pay ratio disclosure, we elected to exclude, as provided under the Pay Ratio Rules, approximately 270 employees in connection with the acquisitions of BrightTALK Limited ("BrightTALK") and The Enterprise Strategy Group, Inc. ("ESG") in December 2020. For this year's pay ratio calculation, we have included both BrightTALK and ESG and we determined that, as of December 31, 2021, our total employee population for purposes of calculating the pay ratio in this Proxy Statement including all of our U.S. and international employees, both full-time and part-time, excluding our CEO, was 1,036. We identified the new median employee by reviewing compensation information from our payroll records and providers for 2021 and used a consistently applied compensation measure for 2021, which included total taxable income, or equivalent. We then annualized compensation for employees hired during 2021 and converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2021. Since we have an even number of employees, not including the CEO, we determined the average of the annual total taxable income, or equivalent, of the two employees ranked 518 and 519 on the list (“Median Employee”). The Median Employee, determined as described above, was the “median employee” for purposes of the comparison to Mr. Cotoia's annual total compensation in 2021.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,766,225	(1)	25.49	3,108,820	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,766,225		25.49	3,108,820

(1)
The amount in this column includes grants under our 2007 Stock Plan and our 2017 Plan.
(2)
The amount in this column only includes securities available under our 2017 Plan, which was approved by the Company’s stockholders and became effective on June 16, 2017 with a total of 6,800,000 shares registered under the plan for issuance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Marino (Chair), Burke, and Levenson. None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2021 have ever been one of our employees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2022 (or such other date as indicated) for each person, entity, or group who, to the best of our knowledge, beneficially owns more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage of beneficial ownership is based on 29,751,855 shares of common stock outstanding as of March 31, 2022.

Name and Address	Total Number Beneficially Owned	% of Common Stock Outstanding
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	3,904,005	13.12
FMR LLC(2) 245 Summer Street Boston, Massachusetts 02210	4,287,536	14.41
Neuberger Berman Group LLC(3) 1290 Avenue of the Americas New York, New York 10104	1,797,967	6.04
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,835,477	6.17

(1)
Information is based on a Schedule 13G/A filed with the SEC on January 28, 2022. As of December 31, 2021, BlackRock reported having sole voting power with respect to 3,872,873 shares and sole dispositive power with respect to 3,904,005 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock, but only one of those subsidiaries, BlackRock Fund Advisors, individually beneficially owned 5% or greater of the outstanding shares of our common stock: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, Aperio Group, LLC, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.
(2)
Information is based on a Schedule 13G/A filed with the SEC on February 9, 2022. As of December 31, 2021, FMR reported having sole voting power with respect to 427,260 shares and sole dispositive power with respect to 4,287,536 shares reported on the Schedule 13G/A. FMR reported that the following FMR subsidiaries beneficially owned our common stock, but only one of those subsidiaries, Fidelity Management & Research Company LLC, individually beneficially owned 5% or greater of the outstanding shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management Trust Company, and Strategic Advisors LLC.
(3)
Information is based on a Schedule 13G/A filed with the SEC on February 14, 2022. As of December 31, 2021, Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC shared voting power with respect to 1,780,603 shares of our common stock and shared dispositive power with respect to 1,797,967 shares of our common stock.
(4)
Information is based on a Schedule 13G/A filed with the SEC on February 10, 2022. As of December 31, 2021, The Vanguard Group had shared voting power with respect to 49,279 shares, sole dispositive power with respect to 1,766,116 of the shares, and shared dispositive power with respect to 69,361 of the shares. The Vanguard Group, are the beneficial owners of 1,835,477 shares.

Information Regarding Beneficial Ownership of Management.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2022 for each of our named executive officers and Directors, and all of our named executive officers and Directors as a group. Securities that may be beneficially acquired within sixty days of March 31, 2022, including shares subject to options exercisable within sixty days of March 31, 2022, and shares subject to RSUs scheduled to vest within sixty days of March 31, 2022, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. No shares in this table held by our Directors or executive officers are pledged as security.

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Name and Address(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
Robert D. Burke(2)	116,617	30,000	146,617	*
Bruce Levenson(3)	853,967	27,500	881,467	2.96
Roger M. Marino(4)	1,255,327	30,000	1,285,327	4.32
Perfecto Sanchez	247	—	247	*
Christina G. Van Houten	13,851	7,500	21,351	*
Greg Strakosch	180,460	—	180,460	*
Michael Cotoia	32,447	—	32,447	*
Daniel T. Noreck	17,169	—	17,169	*
Don Hawk	89,286	—	89,286	*
All Directors and executive officers as a group (9 persons)	2,559,371	95,000	2,654,371	8.92

* Represents beneficial ownership of less than 1%.

(1)
The address for all Directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, MA 02466.
(2)
Includes (i) options to purchase 30,000 shares of our common stock and (ii) 116,617 shares held by the Robert and Janelle Burke Trust.
(3)
Includes (i) options to purchase 27,500 shares of our common stock, (ii) 45,847 shares held by Mr. Levenson individually, (iii) 53,460 held by the Bruce and Karen Levenson Family Foundation, Inc., and (iv) 754,660 shares held by the Levenson Family Irrevocable Trust GST. Mr. Levenson disclaims any pecuniary interest in the shares held by the Bruce and Karen Levenson Family Foundation, Inc. and the Levenson Family Irrecoverable Trust GST.
(4)
Includes (i) options to purchase 30,000 shares of our common stock, (ii) 111,105 shares held by Kramly, LLC, and (iii) 1,144,222 shares held by the Roger Marino 2010 Revocable Trust UAD 05/20/2010.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2021. Our officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on reports furnished and written representations from the persons required to file these reports, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, Directors, Director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee which must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating and Corporate Governance Committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating and Corporate Governance Committee.

A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•
the related person’s interest in the transaction;
•
the approximate dollar value of the amount involved in the transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;

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•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if the Nominating and Corporate Governance Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating and Corporate Governance Committee may impose any conditions on the transaction that it deems appropriate.

Related Party Transactions.

Since January 1, 2021, we have not been a party to any transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current Director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

By the Compensation Committee of the Board.

Respectfully submitted,

Roger M. Marino (Chair)

Robert D. Burke

Bruce Levenson

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Robert D. Burke (Chair)

Bruce Levenson

Christina Van Houten

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2022 is Stowe & Degon, LLC (“S&D”). Representatives from S&D are expected to be present

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and will be available to respond to appropriate questions, if any, at the Annual Meeting. S&D will also have the opportunity to make a statement if they desire to do so.

Auditors’ Fees. The following table sets forth the aggregate fees for services billed to us by S&D for the fiscal years ended December 31, 2021 and 2020.

Fee Category	2021	2020
Audit fees(1)	$542,190	$501,419
Audit-related fees (2)	12,150	11,850
All other fees (3)	75,000	75,000
Total fees	$629,340	$588,269

(1)
Audit fees consist of (a) fees for the audit of our financial statements included on our annual report on Form 10-K, (b) the review of the interim financial statements included in our quarterly reports on Form 10-Q, (c) audits of the Company’s subsidiaries that are required by statute or regulation, and (d) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents.
(2)
Audit of the Company’s 401(k) plan.
(3)
Fees for comfort letters related to the Company’s December 2021 and December 2020 offerings of convertible senior notes.

All 2021 services provided by S&D were pre-approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintenance of the auditor’s independence

Pre-Approval Policies and Procedures. Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence). Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the Audit Committee.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Stowe & Degon LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder approval of the Audit Committee’s appointment of Stowe & Degon, LLC is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the company and our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 2, the Ratification of the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PROPOSAL NO. 3:

APPROVAL OF OUR 2022 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve our 2022 Employee Stock Purchase Plan (the “2022 Plan”), as set forth in Appendix A to this Proxy Statement, at our Annual Meeting of Stockholders. On April 8, 2022, the Board adopted the 2022 Plan, upon recommendation by the Compensation Committee, subject to the submission of the 2022 Plan to the Company’s stockholders for approval. We believe that the 2022 Plan will benefit us by providing our employees with an opportunity to acquire shares of our common stock and will enable us to continue to attract, retain and motivate key employees with experience and ability and who are expected to make important contributions to the Company. Further, we believe it is in the best interest of the Company to encourage stock ownership by employees of the Company.

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Summary of the 2022 Plan

The following description is only a summary of the material terms of the 2022 Plan, and is qualified in its entirety by reference to the 2022 Plan, a copy of which is attached to this Proxy Statement as Appendix A. All of our employees, including directors who are employees, and all employees of any subsidiary of the Company, and all employees of any other entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company, and in certain cases which has been designated by the 2022 Plan Administrator or its delegate from time to time (a “Designated Company”), are eligible to participate in the 2022 Plan provided that:

•
such person is customarily employed by us or by our Designated Company for more than 20 hours per week and for more than five months in a calendar year;
•
such person has been employed by us or by our Designated Company for at least three months prior to enrolling in the 2022 Plan; and
•
such person was our employee or any employee of our Designated Company on the first day of the applicable offering period under the 2022 Plan.

The 2022 Plan Administrator retains the discretion to determine which eligible employees may participate in an offering, subject to the terms of the 2022 Plan and under applicable laws and regulations.

No employee is eligible to receive a right to purchase shares of our common stock that would result in the employee owning 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries immediately after the grant of such purchase right. For purposes of determining stock ownership of an employee, certain attribution rules under the Internal Revenue Code will apply, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

Offerings under the 2022 Plan will begin on dates determined by the 2022 Plan Administrator and will continue for six months, which we refer to as the plan purchase period. Payroll deductions or other contributions made during each plan purchase period will be held for the purchase of our common stock at the end of each plan purchase period. The 2022 Plan Administrator may, in its discretion, change the date on which plan purchase periods may commence and may choose a different plan purchase period of not more than twelve (12) months for each offering.

With respect to any offering under the 2022 Plan, an employee may authorize a payroll deduction or other contribution at a minimum of 1% up to a maximum of 15% of the compensation such employee receives during the plan purchase period (or during such shorter period during which payroll deductions or other contributions are made). The 2022 Plan Administrator will determine what constitutes “compensation” for purposes of the 2022 Plan. In the absence of such determination, compensation is defined under the 2022 Plan to mean the amount reportable on the employee’s U.S. federal income tax withholding statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s U.S. federal income tax withholding statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the 2022 Plan Administrator. The 2022 Plan Administrator may, in its discretion, designate a lower maximum contribution rate, and a minimum payroll deduction may be established from time to time by the 2022 Plan Administrator.

On the offering commencement date of each plan purchase period, we will grant to each eligible employee who is then a participant in the 2022 Plan a right to purchase up to a whole number of shares of our common stock determined by multiplying $2,083 by the number of full months in the plan period and dividing the result by the closing price of a share of our common stock on the offering commencement date (as determined under the 2022 Plan); provided, however, that no employee may be granted a right to purchase under the 2022 Plan and any other employee stock purchase plans of ours or our subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined on the date the right to purchase is granted) for each calendar year in which the right to purchase is outstanding at any time. Each employee who continues to be a participant in the 2022 Plan on the last business day of the plan period (referred to as the exercise date) is deemed to have exercised the right to purchase at the applicable purchase right price on such date and will be deemed to have purchased from us the number of whole shares of our common stock reserved for purposes of the 2022 Plan that such employee’s accumulated payroll deductions on such date will pay for, up to the maximum number determined as set forth above.

Under the terms of the 2022 Plan, the purchase right price shall be determined by the 2022 Plan Administrator for each plan purchase period and the purchase right price will be at least 85% of the applicable closing price of our common stock (determined as provided under the 2022 Plan). If our Board does not make a determination of the purchase right price, the purchase right price will be 85% of the lesser of the closing price of our common stock (determined as provided under the 2022 Plan) on either (a) the first business day of the plan purchase period or (b) the exercise date.

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Any balance remaining in an employee’s payroll deduction or other contribution account at the end of a plan purchase period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of our common stock will be carried forward for the following offering, unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded. An employee may withdraw the balance accumulated in such employee’s account and withdraw from participation in an offering at any time prior to the close of business on the fifteenth business day prior last business day in the plan purchase period (or such number of days as determined by us). Plan withdrawals are not permitted. Any employee who so withdraws may not begin participating again during the remainder of the plan purchase period but may participate in any subsequent offering in accordance with the terms and conditions established by the 2022 Plan Administrator.

The 2022 Plan Administrator may require that the shares purchased under the 2022 Plan be deposited directly into a brokerage account that we establish for each participant at a brokerage firm that we designate, which we refer to as the ESPP broker account. Except as otherwise provided in the 2022 Plan, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP broker account until the later of the following two periods: (i) the end of the two (2)-year period measured from the date the participant commenced participation in the plan purchase period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the purchase exercise date of the applicable shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

If any employee’s employment with us or a Designated Company is terminated before the last business day of a plan purchase period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, to the executor or administrator of the employee’s estate or if no executor or administrator has been appointed to our knowledge, to any other person we designate in our discretion. If, before the last business day of a plan purchase period, the Designated Company in which an employee is employed ceases to be a subsidiary of ours, or if the employee is transferred to a entity that is not a Designated Company, the employee will be deemed to have terminated employment for purposes of the 2022 Plan.

Rights under the 2022 Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

All funds received or held by us under the ESPP may be combined with other corporate funds and may be used for any corporate purposes. Shares may be issued upon exercise of an option from authorized but unissued shares of our common stock, from shares held in our treasury, or from any other proper source. In the event the total number of shares of our common stock specified in elections to be purchased under any offering plus the number of shares purchased under previous offerings under the 2022 Plan exceeds the maximum number of shares issuable under the 2022 Plan, then the 2022 Plan Administrator will allot the shares then available on a pro-rata basis.

The 2022 Plan will be administered by our Board or by a committee appointed by our Board (the "2022 Plan Administrator"). The 2022 Plan Administrator or the committee has the authority to (i) make rules and regulations for the administration of the 2022 Plan, (ii) interpret the terms and provisions of the 2022 Plan, (iii) make all determinations it deems advisable in regard to administration of the 2022 Plan, (iv) determine which Designated Companies will participate, including whether they will participate in an offering subject to Section 423 of the Internal Revenue Code and the regulations issued thereunder ("Section 423") or under offerings not intended to comply with Section 423, (v) decide all disputes in connection with the 2022 Plan, and (vi) otherwise supervise administration of the 2022 Plan, and its interpretation and decisions with regard thereto shall be final and conclusive.

Subject to the adjustments described below, 600,000 shares of common stock have been approved for issuance under the 2022 Plan. Up to the maximum number of shares of common stock reserved under the 2022 Plan may be used to satisfy purchases of common stock under offerings subject to Section 423 and any remaining portion of such maximum number of shares of common stock may be used to satisfy purchases of common stock under offerings not subject to Section 423.

We will be required to make equitable adjustments in the manner determined by the 2022 Plan Administrator to the number and class of securities available under the 2022 Plan and the purchase right price to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon the occurrence of a Reorganization Event (as defined below), our Board is authorized to take any one or more of the following actions as to outstanding purchase rights under the 2022 Plan:

•
provide that purchase rights will be assumed, or substantially equivalent purchase rights will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

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•
upon written notice to employees, provide that all outstanding purchase rights will be terminated immediately prior to the consummation of the Reorganization Event and that all such outstanding purchase rights will become exercisable to the extent of accumulated payroll deductions or other contributions as of a date specified by the 2022 Plan Administrator in such notice, which date shall be ten (10) days preceding the effective date of the Reorganization Event (or such other number of days determined by the 2022 Plan Administrator);
•
upon written notice to employees, provide that all outstanding purchase rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions or other contributions will be returned to participating employees on such date;
•
upon the occurrence of a Reorganization Event in which holders of our common stock will receive a cash payment for each share surrendered in the Reorganization Event (the “acquisition price”), change the last day of the plan purchase period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (i) the acquisition price times the number of shares of common stock that the employee’s accumulated payroll deductions or other contributions as of immediately prior to the Reorganization Event could purchase at the purchase right price, where the acquisition price is treated as the fair market value of the common stock on the last day of the applicable plan purchase period for purposes of determining the purchase right price, and where the number of shares that could be purchased is subject to the limitations under the 2022 Plan, minus (ii) the result of multiplying such number of shares by such purchase right price;
•
provide that, in connection with a liquidation or dissolution of our Company, purchase rights will convert into the right to receive liquidation proceeds (net of the purchase right price); and
•
any combination of the foregoing.

A “Reorganization Event” is defined under the 2022 Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction, or (iii) our liquidation or dissolution.

In order to comply with the laws of any non-U.S. jurisdiction, we may grant purchase rights to our employees or employees of our Designated Companies who are citizens or residents of such non-U.S. jurisdiction with terms that are specified and communicated to the employees in such jurisdiction that are less favorable (but not more favorable) than the terms of purchase rights granted under the 2022 Plan to employees who are residents of the United States. Our employees or employees of our Designated Entities who are citizens or residents of a non-U.S. jurisdiction may be excluded from eligibility under the 2022 Plan if the grant of a purchase right under the 2022 Plan to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of such jurisdiction or if compliance with the laws of the non-U.S. jurisdiction would cause the 2022 Plan to violate the terms of Section 423. The 2022 Plan Administrator may from time to time establish one or more sub-plans under the 2022 Plans to accommodate requirements of local law and procedures outside the United States, facilitate the administration of the 2022 Plan or accomplish other Company objectives in offering the 2022 Plan in jurisdictions outside the United States, or to qualify for particular tax treatment under laws of jurisdictions other than the United States. Subject to applicable provisions in the 2022 Plan, such sub-plans may take precedence over the provisions of the 2022 Plan, but unless otherwise amended or superseded by the terms of any such sub-plan, the provisions of this 2022 Plan will govern the operation of sub-plans.

Our Board may at any time, and from time to time, amend or suspend the 2022 Plan. We are required under the 2022 Plan to obtain stockholder approval for any amendment if such approval is required by law, Section 423, or the applicable listing rules of the exchange on which our common stock is traded. In addition, the 2022 Plan requires certain amendments to be submitted to our stockholders for approval, including any increase in the number of shares that may be purchased under the 2022 Plan, except as otherwise provided under the 2022 Plan, any ability to issue shares of our common stock before payment therefor in full, any reduction in the price per share at which our common stock may be purchased, and any change in the definition of subsidiaries or other entities eligible to participate in the 2022 Plan. Further, the 2022 Plan Administrator may not make any amendment that would cause the 2022 Plan to fail to comply with Section 423. Our Board may terminate the 2022 Plan at any time. Upon termination, we will refund all amounts in the accounts of participating employees without interest (unless otherwise required by applicable law).

New Plan Benefits

The benefits that will be awarded or paid in connection with the 2022 Plan are not currently determinable. Because benefits under the 2022 Plan will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the 2022 Plan is approved by our stockholders. Non-employee directors and consultants are not eligible to participate in the 2022 Plan.

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United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2022 Plan and with respect to the sale of common stock acquired under the plan. This summary assumes that the purchase price of a share of common stock under the 2022 Plan is 85% of the lesser of the closing price of our common stock on the date the plan purchase period commences and the closing price of our common stock on the exercise date. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of a plan purchase period.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the 2022 Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the plan purchase period during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•
15% of the value of the stock on the day the plan purchase period commenced; and
•
the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences of the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 3, Approval of the 2022 Employee Stock Purchase Plan.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

With respect to any Stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act in order for such proposal to be included in the Proxy Statement for our Annual Meeting of Stockholders for 2023, it must be received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than December 21, 2022, which is 120 days prior to the first anniversary of the mailing date of the Notice.

If you wish to present a proposal or a proposed Director candidate at the 2023 Annual Meeting of Stockholders, but do not wish to have the proposal or Director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2022 Annual Meeting. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than February 7, 2023 and no later than March 9, 2023. If the date of the 2023 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than sixty days after the first anniversary of the 2022 Annual Meeting of Stockholders, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2023 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials

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may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or Form 10-K to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (888) 274-4111. If you hold your shares in street name and you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company’s accompanying proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone or other means of communication by Directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

A copy of our Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (617) 431-9200. This Proxy Statement and our Form 10-K are also available through the investor relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about April 22, 2022 at www.edocumentview.com/ttgt.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

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APPENDIX A

TECHTARGET, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2022 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of TechTarget Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), commencing at such time and on such dates as the Board of Directors of the Company (the “Board”) shall determine. The Company intends for the Plan and Offerings (as defined below) thereunder to qualify as an “employee stock purchase plan” as defined in Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder (each such Offering, a “Section 423 Offering”), and Section 423 Offerings shall be interpreted consistently therewith. However, the Administrator also may authorize the grant of Options (as defined below) under Offerings that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as may be adopted by the Administrator for such purpose and/or to achieve tax, securities law or other compliance or policy objectives in jurisdictions outside the United States (each such Offering, a “Non-423 Offering”).

Subject to adjustment under Section 15 hereof, 600,000 shares of Common Stock have been approved for issuance under the Plan. For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Plan may be used to satisfy purchases of Common Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of Common Stock under Non-423 Offerings

1. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the “Administrator”). The Administrator has authority to (i) make rules and regulations for the administration of the Plan; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) determine which Designated Companies (as defined in Section 2) will participate in the Plan, including whether a Designated Company will participate in a Section 423 Offering or a Non-423 Offering, provided that in no event may a Designated Company participate in a Section 423 Offering and a Non-423 Offering at the same time; (v) decide all disputes arising in connection with the Plan; and (vi) otherwise supervise the administration of the Plan, and its interpretation and decisions with regard thereto shall be final and conclusive. To the extent not prohibited by applicable law, the Administrator may delegate administrative tasks under the Plan to the services of an agent or an officer of the Company, including without limitation, determining the Designated Companies eligible to participate in the Plan or in an Offering thereunder.

2. Eligibility. All employees of (i) the Company and (ii) all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) and (iii) solely for purposes of any Non-423 Offering, any other entity in which the Company has a greater than 50% equity interest, and in the case of (ii) and (iii) which has been designated by the Administrator or its delegate from time to time (the Company and any subsidiary or such other entity so designated are each referred to as a “Designated Company” and are collectively referred to as the “Designated Companies”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by a Designated Company for more than 20 hours a week and for more than five months in a calendar year;

(b) they have been employed by a Designated Company for at least three months prior to enrolling in the Plan; and

(c) they are employees of a Designated Company on the first day of the applicable Plan Period (as defined below).

Notwithstanding the foregoing, and without limitation to Section 23, an employee of a Designated Company shall also be eligible to participate in an Offering to the extent that local law requires participation in the Offering to be extended to such employee, as determined by the Administrator in a manner consistent with Section 423 of the Code or otherwise under a Non-423 Offering.

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Administrator retains the discretion to determine which eligible employees may participate in a Section 423 Offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f). In the case of a Non-423 Offering, an eligible employee (or group of eligible employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such eligible employee(s) is not advisable or practicable for any reason.

3. Offerings. The Company will make one or more Section 423 Offerings or Non-423 Offerings (collectively, “Offerings”) to employees to purchase Common Stock under this Plan. Offerings will begin at such time and on such dates as the Administrator shall determine, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Period”) during which payroll deductions or other contributions will be made and held for the purchase of Common Stock at the end of the Plan Period. However, the Administrator may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings. Unless otherwise determined by the Administrator, each Offering under the Plan in which eligible employees of the Company or one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Plan Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all eligible employees granted Options in a particular Offering will have equal rights and privileges, except as otherwise may be permitted by Section 423 of the Code; a Non-423 Offering need not satisfy such requirements.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office or an agent designated by the Company at least 15 days (or such other number of days as is determined by the Company) prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. Furthermore, with respect to a Designated Company that is incorporated or formed in a non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited or otherwise problematic under local laws (as determined by the Administrator in its sole discretion), the Administrator may permit eligible employees to elect to participate through other contributions in a form acceptable to the Administrator in lieu of payroll deductions. The Administrator shall determine what constitutes “Compensation” for purpose of the Plan. In the absence of a determination by the Administrator, the term “Compensation” shall mean the amount reportable on the employee’s U.S. Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock or restricted stock units, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s U.S. Federal Income Tax Withholding Statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the Administrator. The Administrator will have discretion to determine the application of this definition to eligible employees outside the United States.

5. Deductions. The Company will maintain payroll deduction or other contribution accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction or other contribution in any percentage amount (in whole percentages) at a minimum of 1% up to a maximum of 15% of the Compensation the employee receives during the Plan Period or such shorter period during which deductions from payroll or other contributions are made. The Administrator may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Administrator.

6. Deduction Changes. Unless otherwise determined by the Administrator, an employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form, as determined by the Company. However, unless otherwise determined by the Administrator, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except as required by applicable law or to the extent that the Administrator, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Period (or such other number of days as is determined by the Company) and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Administrator.

9. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date for the applicable Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to the whole number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Administrator may, in its discretion, set a fixed number of shares of Common Stock that each eligible employee may purchase per Plan Period which number shall not be greater than the number of shares of Common Stock determined using the formula in the first clause of this Section 9(a), and which shall be subject to the second clause of this Section 9(a).

(b) Option Price. The Administrator shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Administrator, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Administrator. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the last preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions or other contributions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction or other contribution account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and, for U.S. employees only, another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. If a participating employee's employment with the Designated Company ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and no further other contributions will be permitted, and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Company by which an employee is employed ceases to be a subsidiary or other entity that is eligible to be a Designated Company, or if the employee is transferred to a subsidiary or other entity that is not eligible to be a Designated Company, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee, the deductions from his or her Compensation, nor the ability to make other contributions toward the purchase of shares of Common Stock under the Plan shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan and such employee shall not become a stockholder until he or she has purchased and received such shares.

13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Administrator.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Administrator may take any one or more of the following actions as to outstanding Options on such terms as the Administrator determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions or other contributions as of a date specified by the Administrator in such notice, which date shall be ten (10) days preceding the effective date of the Reorganization Event (or such other number of days as is determined by the Administrator), (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions or other contributions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions or other contributions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that if the approval of any such amendment by the stockholders of the Company is required by law, by Section 423 of the Code or the applicable listing rules of the exchange on which the Common Stock is traded, such amendment shall not be effected without such approval. Notwithstanding the foregoing, the following amendments shall require the approval of the Company’s stockholders: (a) any increase in the number of shares of Common Stock that may be purchased under the Plan, except as provided in Section 15; (b) any ability to issue shares of Common Stock before payment therefor in full; (c) any reduction in the price per share at which Common Stock may be purchased; and (d) any change in the definition of subsidiaries or other entities eligible to participate in the Plan. In no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded without interest (unless otherwise required by applicable laws).

19. Governmental Regulations. The Company’s obligation to sell and deliver shares of Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock. If, pursuant to this Section 19, the Administrator determines that shares of Common Stock will not be issued to any employee, the Company is relieved from liability to any employee except to refund to the employee the amount in such employee’s payroll deduction or other contribution account, without interest thereon (except as may be required by applicable laws).

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by U.S. federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. ESPP Broker Account. The Administrator may require that the shares purchased on behalf of each participant shall be deposited directly into a brokerage account which the Company shall establish for the participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account.

Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Offering Commencement Date for the Plan Period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the Exercise Date on which the shares were purchased. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan or otherwise in any manner that is prohibited by Company policies or securities laws.

The foregoing procedures shall apply to all shares purchased by each participant, whether or not that participant continues to be an employee of a Designated Company.

23. Grants to Employees in Non-U.S. Jurisdictions. The Company may, to comply with the laws of a non-U.S. jurisdiction, grant Options under a Section 423 Offering to employees of the Company or a Designated Company who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are specified and communicated to the employees in such jurisdiction and that are less favorable (but not more favorable) than the terms of the Options granted under the Section 423 Offering to employees of the Company or the Designated Company who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Company who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility to participate in a Section 423 Offering if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Section 423 of the Code.

24. Authorization of Sub-Plans. The Administrator may from time to time establish one or more Sub-Plans under the Plan to accommodate requirements of local law and procedures outside the United States, facilitate the administration of the Plan or accomplish other Company objectives in offering the Plan in jurisdictions outside the United States, or to qualify for particular tax treatment under laws of jurisdictions other than the United States. Subject to Section 16 of this Plan, such Sub-Plans may take precedence over the provisions of this Plan, but unless otherwise amended or superseded by the terms of any such Sub-Plan, the provisions of this Plan will govern the operation of Sub-Plans. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be operated under a Non-423 Offering, and rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code.

25. Withholding. At the time of any taxable event that creates an obligation for the Company or any Designated Company to withhold U.S. or non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to an employee) for which an employee is liable in connection with his or her participation in the Plan (“Tax-Related Items”), each affected employee shall, no later than the date of the event creating the withholding obligation for Tax-Related Items, make provision satisfactory to the Administrator for payment of any Tax-Related Items required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, withhold any such Tax-Related Items from any payment of any kind otherwise due to an employee, including by one or a combination of the following methods: (i) retaining, from the shares of Common Stock otherwise issuable on the last day of the Plan Period, a number of shares having a fair market value sufficient to cover the withholding obligation for the applicable Tax-Related Items (provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment); (ii) withholding from proceeds from the sale of shares of Common Stock issued upon exercise of the Option, either through a voluntary sale or an automatic sale arranged by the Company; or (iii) withholding from the employee’s wages or other compensation.

26. Transfer of Employment. Unless otherwise determined by the Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the participant’s Option will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the participant’s Option will remain non-qualified under the Non-423 Offering.

27. Section 409A of the Code. Options granted under a Section 423 Offering are exempt from the application of Section 409A of the Code. Options granted under a Non-423 Offering are intended to be exempt from, or to comply with Section 409A of the Code, and as such, the Exercise Date for each Plan Period shall be fixed prior to the Offering Commencement Date and may not be accelerated or deferred unless permitted or required by Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation in this regard and will have no liability to a participant or any other party if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

28. Effective Date and Approval of Stockholders. The Plan shall take effect as of immediately upon approval of the Plan by the Board, subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on April 8, 2022.

Approved by the stockholders on [_____________]

MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 am, Eastern Time, on June 7, 2022. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TTGT 1234 5678 9012 345 1. Election of Directors: q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q For Against Abstain For Against Abstain + 01 - Greg Strakosch 02 - Perfecto Sanchez 2. To ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022. For Against Abstain For Against Abstain 3. To approve the Company’s 2022 Employee Stock Purchase Plan. 4. To transact such other business as may properly come before the meeting. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 2 2 D M 5 3 9 0 3 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03M6MB Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TTGT q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2022 The undersigned, revoking all prior proxies, hereby appoints Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present, at the 2022 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at 2:00 p.m., Eastern Time, on Tuesday, June 7, 2022, at our corporate headquarters at 275 Grove Street, Newton, MA 02466 or at any postponement or adjournment thereof. While we intend to hold our Annual Meeting at our corporate headquarters, in the event that it is not possible or advisable due to restrictions related to COVID-19, we will conduct our Annual Meeting solely online and make an announcement via press release (which we will also file with the U.S. Securities and Exchange Commission) to that effect as promptly as practicable. Please monitor our website at www.techtarget.com for updated information. If you are planning to attend our Annual Meeting at our corporate headquarters, please check our website at least ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to our Annual Meeting. Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of both nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +